June 5, 2008

ALLIANCE DATA SIGNS MULTI-YEAR CONTRACT RENEWAL

WITH CRATE AND BARREL

  Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year renewal agreement with leading multi-channel home furnishings retailer Crate and Barrel to continue providing private label credit card services for its in-store, web and catalog sales channels.
  Headquartered in Northbrook, Ill., Crate and Barrel offers contemporary furniture, housewares, gourmet foods, bedding and accessories through its website www.crateandbarrel.com, more than 160 stores in the United States, and through its catalogs, which are distributed to more than 15 million households. Crate and Barrel's sales in 2007 exceeded $1.2 billion.
  Under terms of the renewal agreement, Alliance Data will continue providing fully integrated private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services for Crate and Barrel.

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